                                                                 EXHIBIT 4(G)(7)

                                                                  EXECUTION COPY

               RELEASE AND FOURTH AMENDMENT TO SECURITY AGREEMENT


         This Release and Fourth Amendment to Security Agreement ("Fourth Amendment") is dated as of June 9, 2004 by and between Credit Acceptance Corporation, a Michigan corporation ("Company"), the Subsidiaries of the Company from time to time parties hereto, including the undersigned Subsidiaries (collectively, with the Company, and either or any of them, the "Debtors" and individually, each a "Debtor") and Comerica Bank, a Michigan banking corporation ("Comerica"), as agent (in such capacity, the "Collateral Agent") for the benefit of the "Lenders" and the "Future Debt Holders" (each as referred to in the Security Agreement, defined below).



                                R E C I T A L S:

         A. Pursuant to the requirements of that certain Amended and Restated Credit Agreement dated as of June 11, 2001 (the "Original Credit Agreement"), the Senior Debt Documents and the Intercreditor Agreement (each as defined in the Security Agreement), Debtors executed and delivered to the Collateral Agent that certain Second Amended and Restated Security Agreement dated as of June 11, 2001.

         B. Debtors and the Collateral Agent entered into that certain First Amendment to Second Amended and Restated Security Agreement ("First Amendment") dated as of September 7, 2001 and that certain Second Amendment to Second Amended and Restated Security Agreement ("Second Amendment") dated as of June 10, 2002, and that certain Third Amendment to Second Amended and Restated Security Agreement ("Third Amendment") dated as August 31, 2002, in each case amending the Security Agreement referred to in Recital A on the terms set forth therein (such Security Agreement, as amended by the First Amendment, the Second Amendment and the Third Amendment, the "Security Agreement").

         C. Company and Debtors intend, concurrently with this Fourth Amendment, to consummate the New Restructuring, and to enter into that certain Third Amended and Restated Credit Agreement dated as of June 9, 2004 (as the same may be further amended, restated or otherwise modified from time to time, the "Credit Agreement").

         D. Debtors and the Collateral Agent, with the concurrence of the Banks (as defined in the Intercreditor Agreement), desire to further amend the Security Agreement as set forth below as execution and delivery of this Fourth Amendment is a condition to effectiveness of the Credit Agreement.

         NOW THEREFORE, the parties agree as follows:

         1. The following is inserted in the post-amble to Section 2.1 as new subsection (iv):

                  "or (iv) any equity interests in Foreign Subsidiaries except to the extent a pledge or grant of lien was made pursuant to a Collateral Document (other than this Security Agreement) in existence on the Effective Date."

         2.       The following is inserted as new Section 3.8 of the Security
                  Agreement:

                  "Section 3.8      Intellectual Property.

                  Each Debtor owns the United States registered copyrights, letters patent and trademarks and intellectual property license agreements set forth on the attached Schedule G, together with the applications for registration of copyrights, trademarks or patents, and such mask works set forth on the attached Schedule G, together with such additional intellectual property as such Debtor may disclose to the Collateral Agent from time to time."

         3.       The following is inserted as new Section 4.18 of the Security
                  Agreement:

                  "Section 4.18     Preservation of Intellectual Property.

                           (a) Each Debtor agrees to take all necessary steps,
                  including, without limitation, in the United States Copyright Office or the United States Patent and Trademark Office or in any court, to defend, enforce, and preserve the validity and ownership of the intellectual property identified on Schedule G hereto and all such additional registered intellectual property as may be acquired or held by each Debtor, except in each case in which the Debtors have determined, using their commercially reasonable judgment, that any of the foregoing is not of material economic value to them.

                           (b) Each Debtor shall not abandon any registered
                  intellectual property registrations or applications therefor without the written consent of the Collateral Agent, unless the Debtors shall have previously determined, using their commercially reasonable judgment, that such use or pursuit or maintenance of such intellectual property registrations or applications, is not of material economic value to them.

                           (c) In the event that a Debtor becomes aware that any
                  item of the intellectual property which such Debtor has determined, using its commercially reasonable judgment, to be material to its business (either singly or when taken as a whole together with other such intellectual property rights then being infringed against or misappropriated) is infringed or misappropriated by a third party, such Debtor shall notify the Collateral Agent promptly and in writing, in reasonable detail, and shall take such actions as such Debtor or the Collateral Agent deems necessary or appropriate (using its reasonable commercial judgment) including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation. Any expense incurred in connection with such activities shall be borne by the Debtors. Each Debtor will advise the Collateral Agent promptly and in writing and in reasonable detail, of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding any material item of the intellectual property collateral.

                           (d) Promptly following application for registration,
                  registration or acquisition by a Debtor of any trademark, patent or copyright, such Debtor shall provide notice to the Collateral Agent of such application, registration or acquisition so that the Collateral Agent may make such filings as it may deem necessary or desirable to perfect its interest in such intellectual property, and such Debtor shall execute an amendment to the Security Agreement in substantially the form of Exhibit C in order to for the Collateral Agent to perfect its interests in any intellectual property held by such Debtor."

         4. The Security Agreement is amended by attaching Annex 1 hereto to the Security Agreement as Schedule G and Annex 2 hereto to the Security Agreement as Exhibit C.

         5. Upon the due execution of this Fourth Amendment by all parties hereto (and, in the case of the release of the assets, equity interests and guaranty of the T&C Subsidiary, upon completion of the New Restructuring), the Collateral Agent hereby (i) releases and discharges any security interests and other Liens or encumbrances over the assets of the T&C Subsidiary, CAC Life or over the equity interests of the T&C Subsidiary or CAC Life which are held by the Collateral Agent for the benefit of the Lenders or Future Debt Holders, except for any pledge of the equity interests of CAC Scotland, the equity interests of which shall be transferred to CAC South Dakota subject to such pledge (collectively, the "Security on the Collateral"); (ii) acknowledges that the Security on the Collateral shall cease to be of any force or effect whatsoever and that neither the T&C Subsidiary nor CAC Life shall be bound by any the representations, warranties, covenants, obligations or agreements set forth in the Security Agreement; (iii) authorizes the Company and each Debtor to file, at Company's or such Debtor's expense, such Uniform Commercial Code financing statements or such other filings which are necessary to terminate the Security on the Collateral, and (iv) releases T&C Subsidiary and CAC Life from any and all obligations under that certain Amended and Restated Domestic Guaranty dated as of June 9, 2004, provided, however, that (x) retroactive to consummation of the CAC Life Restructuring, CAC Reinsurance, Ltd. hereby assumes all of the obligations of CAC Life under the Loan Documents executed by CAC Life prior to this Fourth Amendment and (y) the release of CAC Life described in this section shall not extend to any of the obligations of CAC Reinsurance Ltd. (the company into which CAC Life was liquidated pursuant to the CAC Life Restructuring) under any Loan Document, which in each case remains in full force and effect.

         6. Each undersigned Debtor hereby reaffirms its obligations under the Security Agreement as amended as of the date hereof. Each reference in the Security Agreement to "this Agreement" or "the Agreement" shall be deemed to refer to the Security Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment, and each further amendment which may be executed and delivered from time to time.

         7. Unless otherwise defined to the contrary herein, all capitalized terms used in this Fourth Amendment shall have the meaning set forth in the Credit Agreement.

         8. This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.

         9. This Fourth Amendment may be executed in counterparts in accordance with Section 13.10 of the Credit Agreement.

         10. Except as expressly modified hereby, all the terms and conditions of the Security Agreement shall remain in full force and effect, and except as expressly set forth herein, nothing set forth in this Fourth Amendment shall constitute a waiver or release of any term or condition of the Security Agreement or any of the Collateral Agent's rights and remedies provided thereunder or as otherwise provided by law.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment as of the day and year first written above.

                                     DEBTORS:

                                     CREDIT ACCEPTANCE CORPORATION



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------
                                     Address for Notices:
                                     Credit Acceptance Corporation
                                     25505 W. 12 Mile Road, Suite 3000
                                     Southfield, Michigan 48034
                                     Fax No.: 248-827-8542
                                     Telephone No.: 248-353-2700
                                     Attention: Douglas Busk


                                     AUTO FUNDING AMERICA OF NEVADA INC.
                                     BUYERS VEHICLE PROTECTION PLAN, INC.
                                     CAC LEASING, INC.
                                     VEHICLE REMARKETING SERVICES, INC.
                                     CREDIT ACCEPTANCE CORPORATION OF
                                     NEVADA, INC.
                                     CREDIT ACCEPTANCE CORPORATION OF
                                     SOUTH DAKOTA, INC.



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------
                                     Address for Notices:
                                     c/o Credit Acceptance Corporation
                                     25505 W. 12 Mile Road, Suite 3000
                                     Southfield, Michigan 48034
                                     Fax No.: 248-827-8542
                                     Telephone No.: 248-353-2700
                                     Attention: Douglas Busk

                                     CAC REINSURANCE, LTD



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------
                                     Address for Notices:
                                     c/o Credit Acceptance Corporation
                                     25505 W. 12 Mile Road, Suite 3000
                                     Southfield, Michigan 48034
                                     Fax No.: 248-827-8542
                                     Telephone No.: 248-353-2700
                                     Attention: Douglas Busk



                                     CAC (TCI), LTD.



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------
                                     Address for Notices:
                                     c/o Credit Acceptance Corporation
                                     25505 W. 12 Mile Road, Suite 3000
                                     Southfield, Michigan 48034
                                     Fax No.: 248-827-8542
                                     Telephone No.: 248-353-2700
                                     Attention: Douglas Busk

                                     COLLATERAL AGENT:

                                     COMERICA BANK as Collateral Agent



                                     By:
                                         --------------------------------------
                                     Name:
                                           ------------------------------------
                                     Title:
                                            -----------------------------------
                                     Address for Notices:
                                     Metropolitan Loans F
                                     One Detroit Center, 5th Floor
                                     500 Woodward Avenue
                                     Detroit, Michigan 48226
                                     Fax No.: 313/222-5636
                                     Telephone No.: 313/222-0236
                                     Attention: Harve C. Light

                                     ANNEX 1

                                   SCHEDULE G

                               COPYRIGHT SCHEDULE

                          CREDIT ACCEPTANCE CORPORATION


         COPYRIGHT                                                                       REG. NO.
-------------------------------------------------------------------------------        -----------
CAC program review:  18 minutes that can change the profitability of                    TX3449287
your dealership :  ser. 100

CAC program review:  18 minutes that can change the profitability of                    TX3449289
your dealership :  ser. 200

CAC Sales and management video seminar                                                  TX3377499

CAC sales and management video seminar                                                  TX3395660

CAC Sales and management video seminar  :  owner's manual                               TX3395659

Century Club stock option plan for dealers                                              TX3724334

Century Club stock option plan for dealers                                              TX3770159

Credit Acceptance Corporation dealership procedures                                     TX3467195

Credit Acceptance Corporation dealership procedures                                     TX3572818

Credit Acceptance Corporation management conference                                     TX3305783

Credit Acceptance Corporation management conference                                     TX3439695

Credit Acceptance Corporation management conference manual.  By Credit                  TX4348146
Acceptance Corporation

Credit Acceptance Corporation servicing agreement instructions                          TX3436544

Credit Acceptance Corporation:  servicing agreement instructions                        TX3577877

Credit acceptance corporation's 100% plus plan                                          TX4160147

Credit Acceptance Corporation's value advance program (VAP)                             TX4160146

Don Foss/Credit Acceptance Corporation sales training tapes                             PA565492

Don Foss Credit Acceptance Corporation seminar                                          TX3349797

Don Foss Credit Acceptance Corporation seminar                                          TX3349798

Don Foss Credit Acceptance Corporation seminar; sales training manual.                  TX4379522
By Credit Acceptance Corporation

Get started video--easy steps to successful CAC selling                                 TX3449288

Get started video--easy steps to successful CAC selling  :  ser. 200                    TX3449286

Giving care dealers new avenues for profits  :  brochure series 100                     TX3432531

Giving car dealers new avenues for profits, brochure series 100.                        TX4348147
By Credit Acceptance Corporation

Giving car dealers new avenues for profits  :  brochure series 200                      TX3431952
and contents

         COPYRIGHT                                                                       REG. NO.
-------------------------------------------------------------------------------        -----------
Giving car dealers new avenues for profits; brochure series 200 and contents.           TX4182062
By Credit Acceptance Corporation

No-risk financing for high-risk buyers                                                  TX3432894

No-risk financing for high-risk buyers brochure.  By Credit Acceptance                  TX4379523
Corporation

The advantages and disadvantages of "buy here, pay here" / by Richard                   TX3432530
Vanderport

The CAC sales and management video training seminar                                     TX3360449




                               TRADEMARK SCHEDULE

                          CREDIT ACCEPTANCE CORPORATION




MARK                                                 SERIAL/REGIS. NO.
------------------------------------------------     -----------------
ASK ABOUT OUR GUARANTEED CREDIT APPROVAL                 76/367134

ASK OTTO                                                 2,699,904

CAC CREDIT ACCEPTANCE CORPORATION                        1,576,794

CREDIT ACCEPTANCE WE CHANGE LIVES!                       2,644,387

MISCELLANEOUS DESIGN                                     2,657,196

PROFIT PROTECTOR                                         2,451,702

WE CHANGE LIVES                                          2,660,738

OTTO (and Design)                                        76/447928

                                     ANNEX 2

                                    EXHIBIT C

                                FORM OF AMENDMENT

         This Amendment, dated ________________, 20__, is delivered pursuant to
Section 4.18(d) of the Security Agreement referred to below. The undersigned hereby agrees that this Amendment may be attached to the Second Amended and Restated Security Agreement dated as of June 11, 2001, between the undersigned and Comerica Bank, as the Collateral Agent, as the same may be amended, restated or otherwise modified from time to time (the "Security Agreement"), and that the intellectual property listed on Schedule G annexed hereto shall be and become part of the Collateral referred to in the Security Agreement and shall secure payment and performance of all Indebtedness as provided in the Security Agreement.

         Capitalized terms used herein but not defined herein shall have the meanings therefor provided in the Security Agreement.

                                [Debtors]



                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Title:
                                       --------------------------------------



                                Comerica Bank, as Collateral Agent



                                By:
                                    -----------------------------------------
                                Name:
                                      ---------------------------------------
                                Title:
                                       --------------------------------------